EXHIBIT 23.3


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[LOGO]   Capital Resources Group, Inc.
         1211 Connecticut Ave., N.W. - Suite 200 - Washington, DC 20036 - Tel (202) 466-5685 - Fax (202) 466-5695


                                             May 1, 1998



Board of Directors
First Kansas Federal Savings Association
600 Main Street
Osawatomie, Kansas 66064

Dear Board Members:

     We hereby consent to the use of our firm's name, Capital Resources Group, Inc. ("CRG"), and references to our Conversion Valuation Appraisal Report
("Report") in the Form SB-2 Registration Statement filed by First Kansas Financial Corporation. We also consent to the filing of our Report and our opinion regarding the value of subscription rights as exhibits to such Registration Statement.

                                             Very truly yours,



                                             /s/Michael B. Seiler
                                             -----------------------------------
                                             Michael B. Seiler
                                             Senior Vice President